                                                                    Exhibit 3.39

                          CERTIFICATE OF INCORPORATION

                                       OF

                           PLAYBOY CRUISE GAMING, INC.

                                      *****


1.   The name of the Corporation is Playboy Cruise Gaming, Inc.

2. The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is:

               Gaming Boats

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful is connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable of non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To purchase, receive, take by grant, gift, devise, bequest or otherwise lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

     In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such power and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

     The business and purposes specified in the foregoing clauses shall, except where otherwise express, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

4. The total number of shares of stock which the corporation shall have authority to issue is:

          1,000 shares of common stock par value of $1.00 per share.

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the numbers to be voted for, or for any two or more of them as he may see fit.

5.   The name and mailing address of each incorporator is as follows:

     NAME                                          MAILING ADDRESS
     ----                                          ---------------
     Playboy Gaming International, Ltd.            680 N. Lake Shore Drive
                                                   Chicago, Illinois 60611

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

     NAME                                          MAILING ADDRESS
     ----                                          ---------------
     Howard Shapiro                                680 N. Lake Shore Drive
                                                   Chicago, Illinois 60611

     Christie Hefner                               680 N. Lake Shore Drive
                                                   Chicago, Illinois 60611

6.   The corporation is to have a perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

          To designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may requite it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any by-law of the corporation.

     When and as authorized by the stockholders in accordance with law, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporations so provide.

     Meetings of stockholders may be held with or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     Whenever a compromise or arrangement proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of June,1998.

                                  PLAYBOY GAMING INTERNATIONAL, LTD.


                                  By: /s/ Howard Shapiro
                                      ------------------------------------------
                                      Howard Shapiro
                                      Senior Vice President and Secretary

                                   SHORT FORM
                           CERTIFICATE OF DISSOLUTION
                  PURSUANT TO SECTIONS 275 AND 391 (a) (5) (ii)

11.  Name of Corporation;  PLAYBOY CRUISE GAMING, INC.

12.  The Corporation has no assets and has ceased transacting business.

13. The Corporation, for each year since its incorporation in this State, has been required to pay only the minimum franchise tax then prescribed by
     Section 503 of the General Corporation Law of the State of Delaware.

14. The Corporation has paid all franchise taxes and fees due to or assessable by this State through the end of the year in which the certificate of dissolution is filed.

15. The dissolution has been authorized by the Board of Directors and stockholders or by unanimous consent of stockholders on November 2, 1998

16. The names and addresses of the directors and officers of the Corporation are as follows:

Name                  Title                       Address

Christie Hefner       Director                    680 N. Lake Shore Drive, Chicago, 60611

                      Director/Vice President
Howard Shapiro                Secretary           680 N. Lake Shore Drive, Chicago, 60611

Garry Saunders                President           680 N. Lake Shore Drive, Chicago, 60611

                      Assistant Secretary/
Robert Campbell             Treasurer             680 N. Lake Shore Drive, Chicago, 60611

                      Vice President/
Linda Havard          Assistant Treasurer         680 N. Lake Shore Drive, Chicago, 60611

17.  The signatory hereto acknowledges the above statements to be true.


                                  By: /s/ Howard Shapiro
                                      ------------------------------------------
                                      Howard Shapiro
                                      Senior Vice President and Secretary

                            CERTIFICATE OF REVOCATION
                                       OF
                        VOLUNTARY DISSOLUTION PROCEEDINGS

          Playboy Cruise Gaming, Inc., a corporation organized under the General Corporation Law of the State of Delaware, the Certificate of Dissolution of which was filed in the office of the Secretary of State of Delaware on the 2nd day of November 1998

DOES HEREBY CERTIFY:

1.   The name of the corporation is Playboy Cruise Gaming, Inc.

2.   The names and respective addresses of its officers are:

      Name                          Address
      ----                          -------
      Garry Saunders                680 N. Lake Shore Drive
                                    Chicago, Illinois 60611

      Howard Shapiro                680 N. Lake Shore Drive
                                    Chicago, Illinois 60611

      Robert Campbell               680 N. Lake Shore Drive
                                    Chicago, Illinois 60611

      Linda Havard                  680 N. Lake Shore Drive
                                    Chicago, Illinois 60611

3.   The names and respective addresses of its directors are:

      Name                          Address
      ----                          -------
      Christie Hefner               680 N. Lake Shore Drive
                                    Chicago, Illinois 60611

      Howard Shapiro                680 N. Lake Shore Drive
                                    Chicago, Illinois 60611

4. That, in lieu of a meeting and vote of stockholders, the stockholders have given their written consent to the revocation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Playboy Cruise Gaming, Inc. has caused this Certificate to be signed by Howard Shapiro, its Vice President and Secretary this 4th day of May, 1999.

                                  PLAYBOY CRUISE GAMING, INC.


                                  By: /s/ Howard Shapiro
                                      ------------------------------------------
                                      Howard Shapiro
                                      Senior Vice President and Secretary

                                        2